SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 5, 2003
Date of Report (Date of Earliest Event Reported)

CTI MOLECULAR IMAGING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	62-1377363 (I.R.S. Employer Identification No.)

810 Innovation Drive, Knoxville, Tennessee (Address of Principal Executive Offices)	37932 (Zip Code)

(865) 218-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

ITEM 9.     REGULATION FD DISCLOSURE

Issuance of Press Release Regarding Earnings for First Quarter 2003

On February 5, 2003, CTI Molecular Imaging, Inc. (the “Company”) issued a press release announcing its financial results for its first quarter ended December 31, 2002 of the Company’s 2003 fiscal year.

A copy of the Company’s press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this report (including Exhibit 99.1) is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be filed for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CTI Molecular Imaging, Inc.

/s/ David N. Gill

David N. Gill Chief Financial Officer and Senior Vice President (Principal Accounting Officer)

February 5, 2003

LIST OF EXHIBITS

99.1 — Press release of CTI Molecular Imaging, Inc., dated February 5, 2003 announcing first quarter 2003 operating results